UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2016

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

10 Water Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 272-4235

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

On November 17, 2016 STR Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s stockholders approved each of the two proposals detailed in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on October 3, 2016.

The proposals voted on by the stockholders at the Annual Meeting were as follows:

1.       The Company’s stockholders elected seven individuals to the Board of Directors to serve one-year terms or until their successors are duly qualified and elected or until their earlier death, resignation or removal, as set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert S. Yorgensen	12,320,048	481,783	4,462,032
Dr. Gokalp Bayramoglu	12,321,316	480,515	4,462,032
John A. Janitz	12,321,665	480,166	4,462,032
HuiYing (Julia) Ju	12,319,048	482,783	4,462,032
Andrew M. Leitch	12,232,847	569,984	4,462,032
Xin (Cindy) Lin	12,318,748	483,083	4,462,032
Haiyang (Ocean) Yuan	12,321,016	480,815	4,462,032

2.       The Company’s stockholders ratified the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,279,657	188,818	795,398	--

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: November 18, 2016	By:	/s/ ROBERT S. YORGENSEN
Robert S. Yorgensen
President and Chief Executive Officer